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                                                                    EX.99(p)(10)

                         Conestoga Capital Advisors, LLC

                                 Code of Conduct

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As officers and employees of Conestoga Capital Advisors, LLC ("CCA"), we are retained by our clients to manage parts of their financial affairs and to represent their interests in many matters. We are keenly aware that, as fiduciaries, we owe our clients our undivided loyalty - our clients trust us to act on their behalf, and we hold ourselves to the highest standards of fairness in all such matters.

     We expect all employees to act with integrity, competence, dignity, and in an ethical manner when dealing with the public, clients, prospects, their employer, and their fellow employees.

     We expect all employees to adhere to the highest standards with respect to any potential conflicts of interest with client accounts - simply stated, no officer or employee should ever enjoy an actual or apparent benefit over the account of any client.

     We expect all persons associated with CCA to preserve the confidentiality of information that they may obtain in the course of our business and to use such information properly and not in any way adverse to our clients' interests, subject to the legality of such information.

     We expect our officers and employees to conduct their personal financial affairs in a prudent manner, avoiding any action that could compromise in any way their ability to deal objectively with our clients.

     Violations of this Code of Conduct may warrant sanctions as appropriate, up to and including suspension or dismissal, at the discretion of management. In any situation where you are unsure about the application of this code or any of the policies, you are encouraged to discuss the situation confidentially with your supervisor or any officer.

     You are required to complete the Code of Conduct and Regulatory Compliance Manual Acknowledgement Form (attached herein) that you have received and understand the contents of the Code of Conduct.

     Please direct any questions about the Code of Conduct and Regulatory Compliance Manual to CCA's Chief Compliance Officer or Deputy Compliance Officer.

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                         Conestoga Capital Advisors, LLC

         Maintenance of Code of Conduct and Regulatory Compliance Manual

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General

On December 17, 2003, the SEC adopted Rule 206(4)-7 requiring advisers to adopt and implement comprehensive compliance programs (See http://www.sec.gov/rules/final/ia-2204.htm). The new rule requires advisers to develop an internal compliance program and to maintain a written set of policies and procedures designed to prevent violations of the Advisers Act. The policies and procedures must be reviewed no less frequently than annually to determine their overall adequacy and effectiveness.

Policy

CCA shall periodically review its Code of Conduct and Regulatory Compliance Manual ("Manual") to ensure the adequacy of the policy and procedures contained therein. CCA shall additionally periodically test the effectiveness of its policies and procedures as required by Rule 206(4)-7. All required changes to the Manual shall be made by CCA's CCO.

Procedures

     1. The CCO shall be responsible for coordinating the reviews (annually, and on an as-needed basis) of CCA's policies and procedures. Documentation of the reviews shall be kept in written format and made available to individuals as required by law, and other parties that CCA deems appropriate.

     2. Any changes to the Manual shall be made by the CCO or a designee appointed by the CCO. All final changes shall be approved by the CCO.

     3. The CCO is designated with the full power to enforce the policies and procedures set forth in the Manual. The CCO shall discuss any known material violations of the Manual to with the other CCA managing partners.

     4.   All questions regarding the Manual shall be directed to the CCO.

Responsibility

The CCO is responsible for the successful implementation of the Manual.

                         Conestoga Capital Advisors, LLC

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                                 Code of Ethics

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1.   GOVERNING STANDARDS

This Code of Ethics (the "Code") has been adopted by Conestoga Capital Advisors, LLC ("CCA") and Conestoga Small Cap Fund ("the Fund") to comply with Rule 204-2(a)(12) under the Investment Advisers Act of 1940 and Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act"). The Code, which has been designed to identify potential conflicts of interests that may exist when employees execute transactions on behalf of their personal accounts or those over which they maintain beneficial ownership, contains procedures that have been reasonably designed to prevent and detect fraudulent, deceptive or manipulative acts by Access Persons (as defined below) of CCA and the Fund.

2.   GENERAL PRINCIPLES:

CCA requires that all officers, directors, partners, and employees act with integrity, competence, dignity and in an ethical manner when dealing with the public, clients, prospects, third-party service providers, employers and fellow employees. It is the explicit policy of CCA that officers, directors, partners, and employees should at all times:

     A.   place the interest of their clients first;
     B. conduct all personal securities transactions in a manner consistent with the Code of Ethics;
     C. avoid any actual or potential conflict of interest or any abuse of the individual's position of trust and responsibility; and
     D. adhere to the fundamental standard that CCA personnel should not take inappropriate advantage of their positions.

3.   DEFINITIONS

Access Person means any director, officer, trustee, general partner, managing member, or Advisory Person (as defined below) of CCA.

Advisory Person means (1) any employee of CCA (or of any company in a control relationship to CCA) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security (as defined in this Code) by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to CCA who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security by the Fund. The term Advisory Person is synonymous with the definition of "advisory representative" under Rule 204-2(a)(12) under the Advisers Act. Additionally, this term includes any Portfolio

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Manager or Investment Personnel (as defined below). A person is not an Advisory
Person (or an Access Person) simply by virtue of the following:

     1. Normally assisting in the preparation of public reports, or receiving public reports, but not receiving information about current recommendations or trading; or

     2. A single instance of obtaining knowledge of current recommendations or trading activity, or infrequently and inadvertently obtaining such knowledge.

Beneficial ownership shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) in determining whether a person is subject to the provision of Section 16 of the Securities Exchange Act of 1934, and the rules and regulations thereunder, which generally encompasses those situations in which the beneficial owner has the right to enjoy some direct or indirect "pecuniary interest" (i.e., some economic benefit) from the ownership of a security. It also includes securities held by members of an Access Person's immediate family sharing the same household; provided however, this presumption may be rebutted. The term immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and includes adoptive relationships. Any report of beneficial ownership required thereunder shall not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

Compliance Officer means, with respect to CCA, that person who is responsible for the development of CCA's supervisory procedures, for the prevention and detection of insider trading, and for monitoring Access Person's reporting and certification requirements. At the current time, W. Christopher Maxwell has been appointed by CCA as Compliance Officer.

Control has the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 percent of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than 25 percent of the voting securities of any company shall be presumed not to control such company.

Covered Security shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, and generally includes all securities, whether publicly or privately traded, and any option, future, forward contract or other obligation involving a security or index thereof, including an instrument whose value is derived or based on any of the above (i.e., a derivative). The term Covered Security also includes any separate security, which is convertible into or exchangeable for, or which confers a right to purchase such security. A Covered Security does not include: (a) direct obligations of the Government of the

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United States; (b) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, (c) shares of registered open-end investment companies (i.e., mutual funds), or (d) such other securities as may be excepted under the provisions of Rule 17j-1.

Fund means the Conestoga Small Cap Fund, an investment company registered under the 1940 Act.

Independent Director means a director of CCA or the Fund who is not an "interested person" of CCA or the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

Interested Director means a director of CCA or the Fund who is an "interested person" of CCA or the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

Non-Covered Security shall mean those securities not included in the definition of a Covered Security, such as: (a) direct obligations of the Government of the United States; (b) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, (c) shares of registered open-end investment companies (i.e., mutual funds), or (d) such other securities as may be excepted under the provisions of Rule 17j-1.

Portfolio Manager means an employee of CCA who is primarily responsible for the day-to-day management of the Fund's portfolio.

Purchase or Sale for purposes of this Code and each Appendix hereto includes, among other things, the writing of an option to purchase or sell a security.

Review Officer means, with respect to the pre-clearance of all Access Persons' personal securities transactions, Head Trader, or in his absence, the Managing Partner-Research.

A Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 ("Securities Act") pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

An Initial Public Offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

A security held or to be acquired means: (1) any security which, within the most recent 15 days: (a) is or has been held by the Fund; or (b) is or has been considered by CCA or the Fund for purchase by the Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a security described in clause (1) above.

4.   LEGAL REQUIREMENTS

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Rule 17j-1 under the 1940 Act makes it unlawful for CCA, as investment adviser to the Fund, or any affiliated person of CCA in connection with the purchase or sale by such person of a security held or to be acquired by the Fund:

     A.   To employ any device, scheme or artifice to defraud the Fund;
     B. To make any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
     C. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a client portfolio or the Fund; or
     D. To engage in any manipulative practice with respect to a client portfolio or the Fund.

5.   SUBSTANTIVE RESTRICTIONS

     A. Blackout Period & Inappropriate Advantage. The price paid or received by the Fund for any investment should not be affected by a buying or selling interest on the part of an Access Person, or otherwise result in an inappropriate advantage to the Access Person. Thus, to that end:

          1. No Access Person shall enter an order for the purchase or sale of a security on the day during which the Fund has a pending buy or sell order in that same security until after the Fund's order is executed or withdrawn.

          2. In order for an Access Person to buy or sell a security, the Compliance Officer must determine that it is clear that, in view of the nature of the investment and the market for such investment, the order of the Access Person will not affect the price paid or received by the Fund.

     B. Disclosure of Interested Transactions. No Access Person shall recommend any transactions with respect to a Covered Security by the Fund without first disclosing his or her interest, if any, in such Covered Securities or the issuer thereof, including without limitation:

          1. Any direct or indirect Beneficial Ownership of any Covered Securities of such issuer;

          2. Any contemplated transaction by such Access Person in such Covered Securities;

          3. Any position with the issuer of the Covered Securities or its affiliates; and

          4. Any present or proposed business relationship between the issuer of the Covered Securities or its affiliates and such Access Person or any entity in which such Access Person has a significant interest.

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     C.   Initial Public Offerings ("IPOs"). No Access Person shall acquire, directly or indirectly, any Beneficial Ownership in any IPO with respect to any security without first obtaining prior approval of the Compliance Officer in order to preclude any possibility of their profiting improperly from their positions on behalf of the Fund. The Compliance Officer shall (a) obtain from such Access Person full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Access Person's activities on behalf of the Fund; and (b) conclude, after consultation with a Portfolio Manager of the Fund (who has no personal interest in the issuer of the IPO), that the Fund has no foreseeable interest in purchasing such security. A record of such approval by the Compliance Officer and the reasons supporting those decisions shall be kept as required in Section 9.F.

     D. Limited Offerings. No Access Person shall acquire, directly or indirectly, Beneficial Ownership of any security in a Limited Offering without first obtaining the prior written approval of CCA's Compliance Officer, which Compliance Officer: (a) has been provided by such Access Person with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Access Person's activities on behalf of the Fund, and
          (b) has concluded, after consultation with a Portfolio Manager of the Fund (who has no personal interest in the issuer involved in the private placement), that the Fund has no foreseeable interest in purchasing such security. A record of such approval by the Compliance Officer and the reasons supporting those decisions must be kept as required in Section 9.F.

     E. Short-Term Trading Ban. Access Persons are prohibited from profiting in the purchase and sale, or sale and purchase, of any security within thirty (30) calendar days, whether or not the security is also held by the Fund. This provision is designed to prohibit potential scalping and frontrunning and to minimize the possibility that an Access Person will attempt to capitalize inappropriately on the market impact of trades in securities that may be held by the Fund. Any profits realized by an Access Person on any inadvertent short-term trades may be required to be disgorged after review by the Compliance Officer.

     F. Acceptance of Gifts. Access Persons must not accept gifts of more than a de minimus value (currently $100 or less) from any entity doing business with or on behalf of the Fund or CCA, unless pre-approved by the Compliance Officer.

     G. Service on Boards. Access Persons shall not serve on the boards of directors of publicly traded companies, or in any similar capacity, absent the prior approval of such service by the Compliance Officer following the receipt of a written request for such approval. Approval by the Compliance Office shall only be granted after a determination has been made that an Access Person's board service would be consistent with the interests of the Fund and its shareholders. In the event such a request is approved, procedures shall be developed to avoid potential conflicts of interest and language will be added to CCA's disclosure brochure regarding such conflicts. Three examples of potential conflicts of interest regarding such service: (1) conflicting fiduciary duties to the company and to the shareholders of the Fund that has invested in the company; (2) the receipt of options or other rights with respect to securities of the company that might influence investment decisions concerning the Fund; and (3) the receipt of material, nonpublic information about the company.

6.   EXEMPTIONS

The restrictions noted above shall not apply to the following transactions unless the Compliance Officer determines that such transactions violate the provisions enumerated in Section 2 of this Code:

     A. purchases, sales or other transactions effected in any account over which an Access Person has no direct or indirect influence or control. For example, presuming that such relatives do not reside in the same household as the Employee, accounts of family members outside of the immediate family would not be subject to review;

     B.   purchases that are part of an automatic dividend reinvestment plan
          (DRIP);

     C. purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

     D. acquisitions or dispositions of securities as a result of a stock dividend, stock split, etc.

     E. any fixed income securities transactions, or series of related transactions effected over a 30 calendar day period, involving 100 units ($100,000 principal amount) or less in the aggregate, if the Access Person has no prior knowledge of transactions in such securities by the Fund;

From time to time, CCA's Compliance Officer may exempt certain transactions from the restrictions noted above on a trade-by-trade basis after careful review and consideration of the particular situation. A record of any exceptions to CCA's Substantive Restrictions noted above shall be properly documented by the Compliance Officer.

7.   PROCEDURES

     A. Pre-Clearance. All Access Persons are required to obtain pre-approval to place a personal securities transaction from CCA's Review Officer. CCA's primary Review Officer is Duane R. D'Orazio ("D'Orazio"), or in his absence, Robert M. Mitchell ("Mitchell"). D'Orazio is responsible for pre-approving Mitchell's transactions and vice-versa. Once pre-approval is granted to an Access Person, such Access Person may only transact in that security for the remainder of the day. If the Access Person wishes to transact in that security the following day, they must again obtain pre-approval from the Review Officer.

     B. Reporting. In order to provide CCA with information to enable it to determine with reasonable assurance whether the provisions of Rule 17j-1 are being observed by its Access Persons, each Access Person of CCA shall submit the following reports in the forms attached hereto as Exhibits A-D to the Compliance Officer showing all transactions in securities in which the person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership except for exempt transactions listed in Section 6 above.

          An Independent Director of CCA or the Fund, who would be required to make a report solely by reason of being a Fund director, need not make an initial holdings report under paragraph (d)(1)(i) of Rule 17j-1 and an annual holdings report under paragraph (d)(1)(iii) of Rule 17j-1. Additionally, an Independent Director need not make a quarterly transaction report under paragraph (d)(1)(ii) of this Rule 17j-1, unless the director knew or, in the ordinary course of fulfilling his or her official duties as a Fund director, should have known that during the 15-day period immediately before or after the director's transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security.

          1. Initial Holdings Report. On the form provided in Exhibit A, every Access Person must report to the Compliance Officer no later than ten (10) days after that person becomes an Access Person, the following information: (a) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person; (b) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities, including Covered Securities, held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and (c) the date the report is submitted by the Access Person.

          2. Quarterly Transaction Reports. Quarterly personal securities transaction reports shall be submitted by Access Persons on the form provided in Exhibit B not later than ten (10) days after the end of the most recent calendar quarter in which a transaction was effected. No such periodic report needs to be made if information contained in duplicate broker trade confirmations or account statements of the Access Person are received by the Compliance Officer no later than ten (10) days after the end of each calendar quarter and/or if CCA maintains all of an Access Person's personal trading information in other of its required books and records (i.e., securities transaction journal).

               The quarterly transaction reports shall contain at least the following information for each transaction in a Covered Security in which the Access Person had any direct or indirect beneficial ownership: (a) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved; (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (c) the price of the Covered Security at which the transaction was effected;
               (d) the name of the broker, dealer or bank with or through which the transaction was effected; and (e) the date that the report is submitted. Access Persons shall be reminded that they must also report transactions by members of the Access Person's immediate family including spouse, children and other members of the household in accounts over which the Access Person has direct or indirect influence or control.

               The form provided in Exhibit C shall be completed by an Access Person on a quarterly basis to disclose the name of any account established by the Access Person during the quarter in which any securities, including Covered Securities, were held for the direct or indirect benefit of the Access Person and include: (a) the name of the broker, dealer or bank with whom the Access Person established the account; (b) the date the account was established; and (c) the date that the report is submitted by the Access Person.

          3. Annual Holdings Report. On an annual basis, Access Persons shall report the following information in the form provided in Exhibit D (which information must be current as of a date no more than 30 days before the report is submitted): (a) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;
               (b) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and (c) the date that the report is submitted.

     C. Notification; Annual Certification. The Compliance Officer shall notify each Access Person of CCA who may be required to make reports pursuant to this Code, that such person is subject to reporting requirements and shall deliver a copy of this Code to each such person. The Compliance Officer shall annually obtain written assurances in the form attached hereto as Exhibit E (or similar form) from each Access Person that he or she is aware of his or her obligations under this Code and has complied with the Code and with its reporting requirements. The annual certification shall be filed with the Compliance Officer within ten (10) days after calendar year end.

     D. Duplicate Copies. A form brokerage letter is attached to this Code as Exhibit F. In order to help ensure that duplicate brokerage confirmations are received for all accounts pertaining to a particular Access Person, such Access Person may complete and send a brokerage letter similar to Exhibit F to each bank, broker or dealer maintaining an account on behalf of the Access Person.

     E. Disclaimer of Beneficial Ownership. Any report under this Section 7 may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

8.   REVIEW AND ENFORCEMENT

     A.   Report Review.

          1.   The Compliance Officer shall review the reports required by
               Section 7 for compliance with this Code. The Compliance Officer shall keep all reports confidential except as disclosure thereof to CCA or the Fund's Board of Directors, Regulators, or other appropriate persons may be reasonable and necessary to accomplish the purposes of this Code.

          2. If the Compliance Officer determines that a violation of the Code may have occurred, before making a final determination that a material violation has been committed by an individual, the Compliance Officer may give such person an opportunity to supply additional information regarding the matter in question.

     B.   Enforcement.

          1. If any violation of this Code is determined to have occurred, the Compliance Officer may impose sanctions and take such other actions as he or she deems appropriate, including, among other things, requiring that the trades in question be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, issuing a suspension of personal trading rights or suspension of employment (with or without compensation), imposing a fine, making a civil referral to the SEC, making a criminal referral, and/or terminating employment for cause. All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations. Any profits or gifts forfeited shall be paid to the applicable Fund for the benefit of its shareholders or given to a charity, as the Compliance Officer shall determine is appropriate.

          2. If the Compliance Officer determines that a material violation of this Code has occurred, he shall promptly report the violation and any enforcement action taken to CCA's management and the Fund's Board.

          3. No person shall participate in a determination of whether he or she has committed a violation of this Code or in the imposition of any sanction against himself or herself.

     C. Reporting to Board. At least annually, CCA shall furnish to the Fund's Board a written report that: (a) describes any issues arising under the Code or procedures since the last report to the Fund's Board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and (b) certifies in the form provided in Exhibit G that CCA has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

9.   RECORDS

CCA shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of the Securities and Exchange Commission or the Fund's Board.

     A. A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

     B. A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

     C. A copy of each report made pursuant to this Code by an Access Person, including any information provided in lieu of reports, shall be preserved by CCA for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

     D. A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

     E. A copy of each report under Section 7.C. of this Code to the Fund's Board shall be preserved by CCA for at least five years after the end of the fiscal year in which the record is made, the first two years in an easily accessible place; and

     F. CCA shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition by Access Persons of securities under Section 5.C. and 5.D. of this Code for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

     G.   Any other information as may be required by Rule 17j-1(f).

10.  CONFIDENTIALITY

All reports of securities transactions and any other information filed with CCA pursuant to this Code shall be treated as confidential, except that the same may be disclosed to

CCA management, the Fund's Board, any regulatory or self-regulatory authority or agency upon its request, or as required by law or court or administrative order.

11.  AMENDMENT

CCA may, from time to time, amend this Code, and/or adopt such interpretations of this Code as it deems appropriate provided, however, the Conestoga Fund's Board, including a majority of the Independent Directors must approve any material change to this Code within six (6) months after adoption of the material change to this Code of Ethics.

                                    EXHIBIT A
                             INITIAL HOLDINGS REPORT

As of the below date, I held the following positions in these securities in which I may be deemed to have a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to CCA's Code of Ethics.

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ACCOUNT                          PRINCIPAL
 NAME**   SECURITY   CUSTODIAN     AMOUNT    SHARES
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**   Please note that ALL accounts must be listed (including Non-Covered
     Securities).

This report is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.


Date:                                   Signature:
      -------------------------------              -----------------------------

                                        Print Name:
                                                    ----------------------------

                                    EXHIBIT B
                     QUARTERLY SECURITIES TRANSACTION REPORT

For the Calendar Quarter Ended:
                                -----------------------------------
                                          (month/day/year)

During the quarter referred to above, the following transactions were effected in securities in which I may be deemed to have had, or by reason of such transaction acquired, a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to CCA's Code of Ethics.

-------------------------------------------------------------------
                           PRINCIPAL
SECURITY   DATE   SHARES     AMOUNT    BUY/SELL   PRICE   CUSTODIAN
-------------------------------------------------------------------

-------------------------------------------------------------------

-------------------------------------------------------------------

-------------------------------------------------------------------

-------------------------------------------------------------------

-------------------------------------------------------------------

-------------------------------------------------------------------

-------------------------------------------------------------------

** Please note that ALL accounts must be listed (including Non-Covered Securities).

This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.


Date:                                   Signature:
      -------------------------------              -----------------------------

                                        Print Name:
                                                    ----------------------------

                                    EXHIBIT C
                               NEW ACCOUNT REPORT

For the Calendar Quarter Ended:
                                -----------------------------------
                                          (month/day/year)

During the quarter referred to above, the following accounts were established to hold securities in which I may be deemed to have a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to CCA's Code of Ethics.

----------------------------------------------
BROKER, DEALER OR BANK WITH
      WHOM ACCOUNT WAS        DATE ACCOUNT WAS
        ESTABLISHED              ESTABLISHED
----------------------------------------------

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**   Please note that ALL accounts must be listed (including Non-Covered
     Securities).


Date:                                   Signature:
      -------------------------------              -----------------------------

                                        Print Name:
                                                    ----------------------------

                                    EXHIBIT D
                             ANNUAL HOLDINGS REPORT

As of December 31,         , I held the following positions in these securities
                   --------
in which I may be deemed to have a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to CCA's Code of Ethics.

---------------------------------------------------
ACCOUNT                          PRINCIPAL   NO. OF
 NAME**   SECURITY   CUSTODIAN     AMOUNT    SHARES
---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

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**   Please note that ALL accounts must be listed (including Non-Covered
     Securities).

This report is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.


Date:                                   Signature:
      -------------------------------              -----------------------------

                                        Print Name:
                                                    ----------------------------

                                    EXHIBIT E
                       ANNUAL CERTIFICATION OF COMPLIANCE

I have read and understand the Code of Ethics, recognize that it applies to me and agree to comply in all respects with the procedures described therein. I
acknowledge that the attached Code was distributed to me on                ,
                                                            ---------------
200 .
   -

Furthermore, I certify hereby that I have complied with the requirements of the Code in effect during the preceding year (except to the extent that I may have been specifically notified by CCA that I have not complied with certain of such requirements) and that I will continue to do so during the course of my employment and association with CCA. I agree to promptly report to the Compliance Officer any violation or possible violation of the Code of which I become aware.

I understand that a violation of the Code will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.


Date:                                   Signature:
      -------------                                -----------------------------

                                        Print Name:
                                                    ----------------------------

                                    EXHIBIT F
                            FORM OF BROKERAGE LETTER

*DATE**

*NAME OF CUSTODIAN**
*ADDRESS**

*CITY, STATE ZIP**

Re: Account No.
                ------------------------

    Account Name
                 -----------------------
Dear *NAME**,

As of *DATE**, please send to the Compliance Officer of CCA a duplicate confirmation of each transaction in the above named account and monthly brokerage account statements for the above named account.

Please mail the confirmations and account statements to:

     Conestoga Capital Advisors, LLC
     Attn: Chief Compliance Officer
     259 N Radnor-Chester Road
     Radnor Court, Suite 120
     Radnor, PA 19087

If you have any questions or concerns, please feel free to give me a call at
(484) 654-1380. Thank you for your immediate attention to this matter.

Sincerely,

*NAME**

cc: Chief Compliance Officer

                                    EXHIBIT G
                           ANNUAL CERTIFICATION OF CCA

The undersigned hereby certifies on behalf of Conestoga Capital Advisors, LLC ("CCA") to the Board of Trustees of the Conestoga Funds pursuant to Rule 17j-1(c)(2)(B) under the Investment Company Act of 1940, and pursuant to Section 8.C. of CCA's Code of Ethics, that CCA has adopted procedures that are reasonably necessary to prevent Access Persons from violating the Code of Ethics.


Date:                                   Signature:
      -------------                                -----------------------------

                                        Print Name:
                                                    ----------------------------
                                                     (Chief Compliance Officer)